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                                                                  Exhibit 24.7


                         CONSENT OF ARNOLD L. CHAVKIN


           In connection with the Registration Statement of Patina Oil & Gas Corporation ("Patina"), I consent to being named therein as about to become a director of Patina, and to the statements therein with respect to me.



                                            /s/ Arnold L. Chavkin
                                            ---------------------
                                            Arnold L. Chavkin


New York, New York
October 15, 1997